Exhibit 99.1

AmeriServ Financial Leaders Speak at NYSSA Conference

          JOHNSTOWN, Pa., Nov. 14 /PRNewswire-FirstCall/ -- AmeriServ Financial Inc. (Nasdaq: ASRV) senior managers will describe the recent progress of the Johnstown-based holding company today during the New York Society of Security Analysts (NYSSA) Sixth Annual Banking Conference. The conference meets annually in New York City to discuss banking topics, the economic climate for the nation’s banks, and obstacles facing the industry.

          AmeriServ Financial President and CEO Allan R. Dennison and Chief Financial Officer Jeffrey A. Stopko join a select group of representatives from six banks nationwide who will present information on their companies at the conference. Speaking at the conference will encourage investors to learn more about AmeriServ Financial as an investment opportunity, according to Stopko.

          “As a small-cap company, the NYSSA forum gives us a national platform to describe our recent progress, and to discuss our plans for the current and future banking economic environment. It’s our belief that our story will be of interest to investors who may otherwise be unfamiliar with AmeriServ,” said Stopko.

          The NYSSA Sixth Annual Banking Conference is held today from 8:30 a.m. to 3:10 p.m. at 1177 Avenue of the Americas in New York City. NYSSA invited AmeriServ Financial Inc. to speak at the conference.

          About NYSSA

          NYSSA, established in 1937, is a leading independent forum for the exchange of information among investment decision-makers. A not-for-profit educational organization with more than 9,000 members, NYSSA is committed to the promotion of best practices and the highest professional and ethical standards in the investment industry. NYSSA is the largest of the more than 131 societies worldwide that make up CFA Institute, which has more than 70,000 members.

SOURCE  AmeriServ Financial Inc.
          -0-                                                       11/14/2006
          /CONTACT:  Jeffrey Powers of AmeriServ Financial, +1-814-533-5139/
          /Web site:  http://www.ameriservfinancial.com/
          (ASRV)